EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post Effective Amendment No. 1 on Registration Statement (Form S-8) to the Registration Statement (Form S-4 No. 333-79781) of Provident Companies, Inc. of our report dated February 9, 1999 with respect to the consolidated financial statements and schedules of Provident Companies, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP
                                              ERNST & YOUNG LLP


Chattanooga, Tennessee
June 30, 1999